Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-128202, No. 333-134249 and No. 333-208051) on Form S-8 and the Registration Statements (No. 333-146121 and No. 333-157631) on Form S-3 of Parke Bancorp, Inc. and Subsidiaries of our report dated March 21, 2022, relating to the consolidated financial statements of Parke Bancorp, Inc., appearing in this Annual Report on Form 10-K of Parke Bancorp, Inc. for the year ended December 31, 2021.

/s/ RSM US LLP
Blue Bell, Pennsylvania
March 21, 2022